CSFB04-AR01_G6 - Price/Yield - VI-A-2

Balance	Contact Desk	Delay	0	Index	LIBOR_1MO | 1.1	WAC(6)	6.5507	WAM(6)	358
Coupon*	1.49	Dated	1/29/2004	Mult / Margin	1 / 0.390	NET(6)	6.262385	WALA(6)	2
Settle	1/30/2004	First Payment	2/25/2004	Cap / Floor	11.00 / 0

*Pays 1 ML + 0.39% up to the 5.00% Call. Spread then doubles after the Call.

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	25 CPR – Call (Y)	28 CPR – Call (Y)	30 CPR – Call (Y)	32 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)	55 CPR – Call (Y)	60 CPR – Call (Y)

99-28	41.61	42.39	43.24	43.79	44.17	44.56	45.19	46.32	47.61	49.09	50.79	52.61
99-28+	41.29	41.97	42.71	43.19	43.52	43.87	44.41	45.41	46.53	47.83	49.32	50.91
99-29	40.96	41.54	42.18	42.59	42.87	43.17	43.64	44.49	45.46	46.57	47.84	49.20
99-29+	40.63	41.12	41.65	41.99	42.23	42.48	42.87	43.57	44.38	45.30	46.37	47.50
99-30	40.31	40.70	41.12	41.39	41.58	41.78	42.09	42.66	43.30	44.04	44.89	45.80
99-30+	39.98	40.27	40.59	40.79	40.94	41.08	41.32	41.74	42.23	42.78	43.42	44.10
99-31	39.65	39.85	40.06	40.20	40.29	40.39	40.55	40.83	41.15	41.52	41.95	42.40
99-31+	39.33	39.42	39.53	39.60	39.64	39.69	39.77	39.91	40.07	40.26	40.47	40.70
100-00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00
100-00+	38.67	38.58	38.47	38.40	38.35	38.31	38.23	38.09	37.92	37.74	37.53	37.30
100-01	38.35	38.15	37.94	37.80	37.71	37.61	37.45	37.17	36.85	36.48	36.06	35.60
100-01+	38.02	37.73	37.41	37.21	37.07	36.92	36.68	36.26	35.78	35.22	34.58	33.90
100-02	37.70	37.31	36.88	36.61	36.42	36.22	35.91	35.34	34.70	33.96	33.11	32.21
100-02+	37.37	36.88	36.35	36.01	35.78	35.53	35.14	34.43	33.63	32.70	31.64	30.51
100-03	37.04	36.46	35.83	35.41	35.13	34.84	34.37	33.52	32.55	31.45	30.17	28.81
100-03+	36.72	36.04	35.30	34.82	34.49	34.14	33.60	32.61	31.48	30.19	28.70	27.12
100-04	36.39	35.61	34.77	34.22	33.85	33.45	32.83	31.69	30.41	28.93	27.23	25.42

WAL	5.04	3.83	3.03	2.67	2.47	2.29	2.05	1.73	1.46	1.24	1.06	0.92
Mod Durn	4.759	3.664	2.933	2.597	2.407	2.235	2.010	1.698	1.444	1.232	1.055	0.914
Princi- pal Win- dow	Feb04 – Nov19	Feb04 – Apr16	Feb04 – Nov13	Feb04 – Sep12	Feb04 – Feb12	Feb04 – Jul11	Feb04 – Oct10	Feb04 – Oct09	Feb04 – Dec08	Feb04 – Apr08	Feb04 – Oct07	Feb04 – Apr07

LIBOR_ 1MO	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000
LIBOR_ 6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR_ 1YR	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000
CMT_ 1YR	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.